UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 12, 2023

Aris Water Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40955	87-1022110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 400
Houston, Texas 77024
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:
(832) 304-7003

9811 Katy Freeway, Suite 700
Houston, Texas 77024

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value per share	ARIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 12, 2023, Solaris Midstream Holdings, LLC (“Solaris LLC”), a direct subsidiary of Aris Water Solutions, Inc., entered into an amended and restated credit agreement (the “Credit Agreement”) with Solaris LLC as borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “Agent”), which amends and restates the existing credit agreement, dated as of April 1, 2021, among Solaris LLC, as borrower, the Agent, and the lenders party thereto.  The Credit Agreement provides for a $350 million four-year senior secured revolving credit facility (the “Facility”).  The Credit Agreement also provides that, under certain circumstances, Solaris LLC may increase the aggregate principal amount of revolving commitments by an aggregate amount of up to $150 million.  The proceeds from the Facility will be used for general corporate purposes.  The obligations under the Credit Agreement are secured by substantially all of the assets of Solaris LLC and certain subsidiary guarantors.

Amounts outstanding under the Credit Agreement accrue interest at a rate equal to either, at Solaris LLC’s election, the ABR rate plus a margin of 1.75% to 2.75% per annum, or SOFR rate plus a margin of 2.75% to 3.75% per annum, in each case, depending on Solaris LLC’s total leverage ratio.

The covenants of the Credit Agreement include customary negative covenants that, among other things, restrict Solaris LLC’s ability to incur additional indebtedness, grant liens and make certain acquisitions, investments, asset dispositions and certain payments. In addition, the Credit Agreement contains certain financial covenants that require Solaris LLC to maintain, as of the end of each fiscal quarter, (i) a total net leverage ratio not greater than 4.50 to 1.00, (ii) a senior net leverage ratio not greater than 2.50 to 1.00 and (iii) an interest coverage ratio not less than 2.50 to 1.00.

The Credit Agreement includes customary events of default, and customary rights and remedies upon the occurrence of any event of default thereunder, including rights to accelerate the loans, terminate the commitments thereunder and realize upon the collateral securing the obligations under the Credit Agreement.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1
Third Amended and Restated Credit Agreement, dated as of October 12, 2023, among Solaris Midstream Holdings, LLC, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (formatted in Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023

ARIS WATER SOLUTIONS, INC.

	By:	/s/ Adrian Milton
Name:	Adrian Milton
Title:	General Counsel, Chief Administrative Officer and Corporate Secretary